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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             DELCATH SYSTEMS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                 Delaware                              06-1245881
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

            1100 Summer Street
            Stamford, CT 06902                                     06905
      ----------------------------------------                   ----------
      (Address of Principal Executive Offices)                   (Zip Code)


      Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                Name of each exchange on which
           to be so registered                each class is to be registered
------------------------------------------    ------------------------------
  2003 Redeemable Common Stock Purchase          Boston Stock Exchange
                 Warrant


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [ X ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]


     Securities Act registration statement file number to which this form relates: 333-101661

        Securities to be registered pursuant to Section 12(g) of the Act:

                 2003 Redeemable Common Stock Purchase Warrants
                                (Title of Class)

Item 1.     Description of Registrant's Securities to be Registered

     The description of the Registrant's 2003 Redeemable Common Stock Purchase Warrants is contained under the caption "Description of Our Capital Stock and Other Securities - Warrants - 2003 Warrants" in the Prospectus included in the Registrant's Registration Statement on Form SB-2 (No. 333-101661) (the "Registration Statement") which has been filed with the Securities and Exchange Commission, which description is herein incorporated by reference.

Item 2.     Exhibits

  Exhibit No.                     Description

      1 Rights Agreement, dated October 30, 2001, by and between Delcath Systems, Inc. and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.7 to Registrant's Registration Statement on Form 8-A dated November 12, 2001 (Commission File No. 001-16133)).

      2. Form of Underwriter's Unit Warrant Agreement (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Registrant's Registration Statement on Form SB-2 (Registration No. 333-101661)).

      3. Specimen 2003 Warrant (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to Registrant's Registration Statement on Form SB-2 (Registration No. 333-101661)).

      4. Form of Warrant Agent Agreement by and between Delcath Systems, Inc. and American Stock Transfer & Trust Company, as warrant agent with respect to the 2003 Warrants (incorporated by reference to Exhibit 4.8 to Amendment No. 1 to Registrant's Registration Statement on Form SB-2 (Registration No. 333-101661)).


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



                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           DELCATH SYSTEMS, INC.
                                           (Registrant)



                                           By:    /s/ M. S. KOLY
                                               ---------------------------------
                                                  M.S. Koly
                                                  President/CEO

Date:  3/28, 2003













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